UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2015

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Base Salary Changes

On March 25, 2015, in connection with the annual review of the executive compensation arrangements of Express, Inc. (the "Company"), the Compensation and Governance Committee (the "Committee") of the Board of Directors of Express, Inc. approved changes to the compensation arrangements of the Company's named executive officers. The changes are described below.

Named Executive Officer	Current Annual Base Salary	New Annual Base Salary
Matthew C. Moellering - Executive Vice President & Chief Operating Officer	$750,000	$769,000
Colin Campbell - Executive Vice President—Sourcing & Production	$555,000	$569,000
John J. ("Jack") Rafferty - Executive Vice—Planning & Allocation	$555,000	$569,000
D. Paul Dascoli - Senior Vice President, Chief Financial Officer & Treasurer	$500,000	$513,000

The annual base salary of David Kornberg, President & Chief Executive Officer, was not changed and remains at $900,000.

2015 Equity Compensation Awards

On March 26, 2015, and on March 30, 2015 in the case of Mr. Kornberg, the Company’s named executive officers were granted the following equity awards:

Named Executive Officer	Non-Qualified Stock Options	Time-Based Restricted Stock Units	Performance-Based Restricted Stock Units
			Threshold	Target	Maximum
David G. Kornberg	77,022	85,995	92,138	122,850	153,563
Matthew C. Moellering	19,255	21,498	27,181	36,241	45,301
Colin Campbell	10,109	11,287	14,270	19,026	23,783
John J. ("Jack") Rafferty	10,109	11,287	14,270	19,026	23,783
D. Paul Dascoli	8,665	9,674	12,231	16,308	20,385

One-fourth of the stock options and one-fourth of the time-based restricted stock units are scheduled to vest on April 15, 2016, 2017, 2018, and 2019, subject to continued employment with the Company. The number of performance-based restricted stock units that vest will be determined based on the Company’s adjusted earnings per diluted share for the three-year period commencing on the first day of the Company’s 2015 fiscal year and ending on the last day of the Company’s 2017 fiscal year, compared to the performance goals established by the Committee. The performance-based restricted stock units that are earned based on achievement of the performance goals are scheduled to vest on April 15, 2018, subject to continued employment with the Company. The range of possible payouts for the performance-based restricted stock units are set forth in the table above. The number of performance-based restricted stock units that vest will be determined using straight line interpolation if adjusted earnings per diluted share over the performance period is an amount between performance goals.

The foregoing equity compensation awards were granted pursuant to the Form of Restricted Stock Unit Agreement for Restricted Stock Units, the Form of Performance Stock Unit Agreement for Performance Stock Units, and the Form of Non-Qualified Stock Option Agreement, copies of which have been filed with the Securities and Exchange Commission ("SEC") on April 4, 2014 as exhibits to the Company's current report on Form 8-K, and the Company’s 2010 Incentive Compensation Plan, as amended, filed with the SEC on April 30, 2012 as Appendix B to the Company's definitive proxy statement on Schedule 14A.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: March 31, 2015	By	/s/ Lacey J. Bundy
Lacey J. Bundy
Senior Vice President, General Counsel & Secretary